SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 29, 2003

                          WESTWOOD HOLDINGS GROUP, INC.
               (Exact name of registrant as specified in charter)

          Delaware                  001-31234                   75-2969997
(State or other jurisdiction       (Commission                 (IRS Employer
     of incorporation)             File Number)              Identification No.)

               300 Crescent Court, Suite 1300, Dallas, Texas 75201
                    (Address of principal executive offices)

                                 (214) 756-6900
              (Registrant's telephone number, including area code)
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ITEM 7. EXHIBITS

(c) Exhibits: The following exhibit is furnished with this report:

Exhibit Number                        Description

99.1 Press Release dated July 29, 2003, entitled "Westwood Holdings Group, Inc. Announces 50% Increase in Quarterly Dividend, a Special Cash Dividend of $1.00, and Q2 2003 Net Income of $0.22 per Share"

ITEM 9. REGULATION FD DISCLOSURE / RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with Securities and Exchange Commission Release No. 34-47583, the following information, which is being furnished pursuant to the requirements of
Item 12, "Results of Operations and Financial Condition," is being reported under Item 9, "Regulation FD Disclosure."

On July 29, 2003, Westwood Holdings Group, Inc. issued a press release entitled "Westwood Holdings Group, Inc. Announces 50% Increase in Quarterly Dividend, a Special Cash Dividend of $1.00, and Q2 2003 Net Income of $0.22 per Share," a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1. The information in this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2003

                                   WESTWOOD HOLDINGS GROUP, INC.

                                   By:  /s/  Brian O. Casey
                                        --------------------------------------
                                        Brian O. Casey,
                                        President and Chief Operating Officer

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------
    99.1          Press release dated July 29, 2003, entitled "Westwood Holdings
                  Group, Inc. Announces 50% Increase in Quarterly Dividend, a
                  Special Cash Dividend of $1.00, and Q2 2003 Net Income of
                  $0.22 per Share"